UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

Find/SVP, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

Find.com Operating Agreement

On September 29, 2004, Find/SVP, Inc. (the “Company”), Empire Media, LLC (“Empire”), and TripleHop Technologies, Inc. (“TripleHop”) (the Company, Empire, and TripleHop are hereinafter referred to individually as a "Member" and collectively as "Members"), entered into an Operating Agreement (the “Agreement”) in order to formally establish the Find.com joint venture. Find.com has been organized as an LLC, with the Company and Empire owning 47.5% each, and TripleHop owning the balance. In exchange for its 47.5% voting interest, the Company contributed $50,000 cash and will enter into a license agreement with Find.com related to Find.com’s use of the “find.com” URL. In exchange for its 47.5% voting interest, Empire contributed $100,000 cash and will enter into a license agreement with Find.com related to Find.com’s rights to public Empire produced content. In exchange for its 5.0% non-voting interest, TripleHop entered into a license agreement with Find.com related to Find.com’s use of the underlying software which serves as the core search functionality powering the “find.com” website.

Find.com is formed for the purpose of developing, launching, owning and operating a business-focused Internet search portal utilizing the "find.com" URL, to provide search-initiated access to proprietary content and generic World Wide Web-based search results; the site is intended to be advertising supported in whole or in part, and content shall be free and/or sold on a pay-per-view basis, or on such basis as Find.com shall determine from time to time.

The management of Find.com’s business shall be delegated to and vested in a Board of Managers (the "Board of Managers"). The Board of Managers shall consist of four (4) Managers (each, a "Manager"), unless otherwise provided for in the Agreement. The Company and Empire (and no other Members) shall each appoint two (2) Managers.

A copy of the Agreement is furnished herewith as Exhibit 10.1, and is incorporated herein by reference.

Amendment to Separation Agreement

On September 30, 2004, the Company and Andrew P. Garvin (“Garvin”) executed Amendment No. 1 (the “Amendment”) to the Separation Agreement dated as of December 31, 2003 in order to restructure the timing and reduced amount of certain deferred compensation payments as follows: the Company shall pay Garvin $1,130 per month commencing with the first payment on September 24, 2004 until the payment due on July 24, 2010, then $2,950 per month until and including the month ending December 31, 2013 in full satisfaction of all remaining deferred compensation obligations to Garvin under a deferred compensation agreement. A copy of the Amendment is furnished herewith as Exhibit 10.2, and is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 4, 2004, Richard Longenecker, Chief Sales & Marketing Officer, is no longer employed by the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

Exhibit	Description

10.1	Operating Agreement of Find.com, LLC, dated September 29, 2004, by and among Find/SVP, Inc., Empire Media, LLC, and TripleHop Technologies, Inc.

10.2	Amendment No. 1 to Separation Agreement, dated September 30, 2004, by and among Find/SVP, Inc. and Andrew P. Garvin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIND/SVP, INC.

Date: October 5, 2004	By:	/s/ Peter M. Stone

Peter M. Stone Chief Financial Officer